UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

CAPTERRA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Blake Street, Suite 310, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934
References in this document to “us,” “we,” or “the Company” refer to CAPTERRA FINANCIAL GROUP, INC. and its subsidiaries.
Item 5.03 Amendments to Articles of Incorporation.
Effective September 3, 2010, we amended our Articles of Incorporation to increase the number of authorized common shares to Two Hundred Million (200,000,000) shares from Fifty Million (50,000,000) shares. The par value of the common shares remains at $0.001 per share.
Item 8.01 Other Events.
Effective with the commencement of trading on September 3, 2010, we reversed split our Common Shares. New Common Shares will be issued to shareholders in exchange for their Old Common Shares in the ratio of one New Common Share for each two Old Common Shares held, thus effecting a one-for-two reverse stock split. Fractional shares, if any, will be rounded up to the next whole number. There will be no change in the par value of the Common Shares. The exercise price and shares issuable upon exercise of all outstanding options will otherwise be adjusted to account for the reverse stock split.
Item 9.01 Exhibits.

Exhibit
Number	Description
3.6	2010 Articles of Amendment to Articles of Incorporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2010	CapTerra Financial Group, Inc.
	By:	/s/ James W. Creamer, III
James W. Creamer, III
Chief Executive Officer